UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 4, 2003 (October 31, 2003)
Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None
(Former name or former address, if changed since last report)

Item 5 - Other

On October 31, 2003, Peoples Energy Corporation (the "Company") issued a press release and held a webcast conference call to discuss financial results for fiscal year 2003 and reaffirmed its earnings guidance for fiscal year 2004. A complete copy of the press release was furnished on October 31, 2003 in a separate Current Report on Form 8-K under Item 9 and Item 12. A copy of the transcript of the conference call was furnished on November 4, 2003 in a separate Current Report on Form 8-K under Item 9 and Item 12. This Form 8-K only contains certain forward-looking statements that were disclosed in the conference call.

Forward-looking statements contained in the conference call on October 31, 2003:

Tom Patrick: Growing 2004 earnings on top of a very solid 2003 will present challenges, however, I remain optimistic as we head into the new fiscal year. Let me recap a few reasons why I say that:

We continue to achieve outstanding results in our oil and gas drilling program and based on strong fourth quarter activity, we remain very confident in growing 2004 production 10-20% over 2003.

We are confident we will realize value from our Valencia power development project.

Our Retail and Midstream businesses continue to deliver consistent operating income gains with little capital investment.

While our utility results are likely to be down due to higher non-cash pension expense, this business earns well, generates significant cash flow and provides a solid foundation for our dividend.

It appears interest rates will stay low at least through our peak seasonal borrowing period.

Although we are projecting modest capital expenditures, our strengthened balance sheet and liquidity gives us the flexibility to make additional opportunistic investments in any of our businesses.

We're confident that the right pieces are in place to continue building long-term shareholder value, and we're optimistic that our success in 2003 can be sustained over the coming years.

Tom Nardi: Turning to our 2004 outlook, earlier this month we announced a targeted earnings range of $2.70-$2.85 per share.

Our targeted range for 2004 reflects several key variables that will impact the year-over-year comparison, which I will now review briefly --

First, we are assuming a return to normal weather as compared to fiscal 2003, which was 257 degree days colder than normal. Each 100 degree day variation from normal has an estimated $.04-$.05 per share impact on earnings.

We are also assuming that pension expense in 2004 will be in the range of $11 to $13 million, compared to a $1.5 million pension credit in 2003. This level of expense reflects conservative actuarial assumptions, including a 6% discount rate and an 8.75% return on assets. Assuming a modest uptick in interest rates as well as investment performance which approximates our actuarial assumption, we are confident that beyond fiscal 2004, the large year-to-year negative effects from pension accounting that we have experienced in each of the past three years are behind us.

In terms of bad debt expense, our 2004 guidance assumes a provision of approximately 2.5% of revenues. This translates into bad debt expense of about $40 million, relatively flat compared to fiscal 2003 but much higher than historical averages. We have initiated a variety of system and process changes to aggressively address this issue, and to the extent we are able to reduce bad debt going forward, it represents an upside opportunity in earnings.

Turning to our diversified energy segments, our fiscal 2004 guidance assumes a positive impact of $.10-$.20 per share from higher operating results in these businesses. This represents 10-20% growth, and we have a demonstrated track record of achieving this level of improvement on an annual basis. For example, within the Oil and Gas Production segment, we once again expect significant production growth as a result of our ongoing exploitation drilling program and opportunistic acquisitions. The Midstream, Retail, and Power segments are also well positioned to increase their contributions to the bottom line once again in fiscal 2004.

Several other key assumptions built into our 2004 targeted range include: an average NYMEX price of $5.00 per MMBTU, flat interest expense, a decline in corporate expenses, and some dilution as a result of the completion of our Continuous Equity program.

Capital expenditures in 2004 are expected to total approximately $150 million, with about one-half earmarked for Gas Distribution.

Tom Patrick: Thanks Tom. Over the past five years, our balanced strategy of focusing on operating improvements in Gas Distribution while growing our diversified energy businesses has delivered an annual earnings growth rate of 5%. While challenges may surface that make this difficult to achieve in any one year (continued rising pension costs in fiscal 2004 for example) we are confident that we will meet or exceed that growth rate over the next five-year period.

We have significant free cash flow available for growth investments, with a track record of success in our diversified businesses. We also continue to strive for efficiency improvements and new income streams in our existing businesses, which we expect, will contribute to future earnings growth.

David Grumhaus: Quick question for you. When you're targeting for '04 the improvement on the corporate expenses, can you tell us a little bit of what's driving that?

Tom Patrick: Well, one big driver is that this year we had a very substantial payment associated with SARS, the recognition of something greater than $4 million. So not having that in there next year alone gives us a leg up substantially. In addition, we continue the focus with our new Business Services group on streamlining what you might consider to be the G&A functions: our IT, HR, and other corporate services that are provided to the other companies.

David Grumhaus: Okay that's helpful. And then the next question, just a recap on your fuel adjustment case. What's sort of the timetable on that?

Tom Patrick: The timetable has not changed since we last talked about this. We will be presenting our rebuttal testimony mid-November, and we're on track to maintain that schedule. There will be another complete round of testimony following that in February and I believe April of next year, so we continue to look at a hearing in this case and a disposition in summer to fourth quarter time frame.

Sam Brothwell: There are a few of us out here. Any further update on the Elwood situation?

Tom Patrick: Not really, Sam. I mean, it's again steady state in the sense that Elwood continues to maintain their credit support in line with the contractual requirements. They continue to make their regular payments under the contract. As far as discussions, any that are going on are confidential under our agreement with them.

Over the five year period ended September 30, 2003, the total shareholder return on Peoples Energy common stock has averaged almost 9% per year, assuming reinvestment of dividends. This well exceeds the returns on the S&P500 as well as the major stock indices. Over longer timeframes, including 15 and 20 year holding periods, total return for Peoples has also exceeded the S&P500. Clearly, long-term investors in Peoples Energy shares have been rewarded for their confidence in our company and we expect to continue justifying that confidence in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

November 04, 2003	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President, and Chief Financial Officer

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